Exhibit 99.1

BBX Capital, Inc. Reports Financial Results

For the Second Quarter of 2024

FORT LAUDERDALE, Florida – August 9, 2024 -- BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (“BBX Capital” or the “Company”) reported today its financial results for the second quarter ended June 30, 2024.

Selected highlights of BBX Capital’s consolidated financial results include:

Second Quarter 2024 Compared to Second Quarter 2023

●	Total consolidated revenues of $75.2 million vs. $106.8 million
●	Loss before income taxes of $(12.2) million vs. $(8.7) million
●	Net loss attributable to shareholders of $(10.0) million vs. $(8.0) million
●	Diluted loss per share of ($0.74) vs. ($0.56)

Balance Sheet as of June 30, 2024

●	Cash and cash equivalents of $116.0 million (including $3.8 million held in variable interest entities)
●	Securities available for sale of $10.8 million
●	Total consolidated assets of $645.7 million
●	Total shareholders' equity of $286.2 million
●	Fully diluted book value per share of $19.96 (1)
(1)	Fully diluted book value per share is shareholders’ equity divided by the number of BBX Capital’s Class A and Class B common shares and unvested restricted stock awards outstanding on June 30, 2024.

Additional Information

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments, and risks, please see BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com on August 9, 2024.

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) is a Florida-based diversified holding company whose principal holdings include BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

BBX Capital, Inc. Contact Info:

Investor Relations Contact:

Leslie Martinez, Investor Relations

P: 954-940-5300

Email: investorrelations@BBXCapital.com

Media Relations Contact:

Kip Hunter, Kip Hunter Marketing

P: 954-303-5551

Email: kip@kiphuntermarketing.com